UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2012

NATIONAL RETAIL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue Suite 900 Orlando, Florida		32801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (407) 265-7348

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 14, 2012, National Retail Properties, Inc. (the “Company”) announced that it was calling for redemption all 3,680,000 outstanding depositary shares representing interests in the Company’s 7.375% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Shares”) (CUSIP: 637417403; NYSE: NNNPRC). The Series C Preferred Shares will be redeemed on March 15, 2012 at $25.00 per depositary share, plus all accumulated and unpaid distributions through the redemption date, for an aggregate redemption price of $25.0768229 per depositary share. Dividends on the Series C Preferred Shares will cease to accrue after the redemption date.

The redemptions will be made in accordance with The Depository Trust Company’s procedures. The Series C Preferred Shares shall be surrendered for payment of the redemption price to American Stock Transfer and Trust Company, the redemption and paying agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RETAIL PROPERTIES, INC.

By:	/s/ Kevin B. Habicht
Name:	Kevin B. Habicht
Title:	Executive Vice President,
Chief Financial Officer,
Assistant Secretary and Treasurer

Dated: February 17, 2012